Exhibit 1(b)
                             ARTICLES SUPPLEMENTARY
                          TO ARTICLES OF INCORPORATION
                          OF AFBA FIVE STAR FUND, INC.

         THE AFBA FIVE STAR FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation", hereby certifies to the State Department of Assessments and Taxation of Maryland, in accordance with the requirements of Section 2-208 and 2-208.1 of the Maryland General Corporation Law that:

         FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

         SECOND: The total number of shares which the Corporation currently has authority to issue is 40,000,000 shares of stock, with a par value of one dollar ($1.00) per share, known as Common Stock and such Common Stock having an aggregate par value of forty Million Dollars ($40,000,000), is classified and allocated into one class as follows:

                                      Number of Shares of Common Stock
Name of Class                       Initially Classified and Allocated
-------------                       ----------------------------------

Common Capital Stock                                 40,000,000

         THIRD: The Board of Directors of the Corporation, at a meeting duly convened and held on ___________________, 1997, adopted resolutions allocating and classifying or reclassifying its shares as follows:

                                      Number of Shares of Common Stock
Name of Class                       Initially Classified and Allocated
-------------                       ----------------------------------

AFBA Five Star Balanced Fund                10,000,000
AFBA Five Star Equity Fund                  10,000,000
AFBA Five Star High Yield Fund              10,000,000
AFBA Five Star USA Global Fund              10,000,000

         FOURTH: The shares of each series so classified and allocated shall have all the rights and privileges as set forth in the Corporation's Articles of Incorporation, including such priority in the assets and liabilities of such series as may be provided in such Articles.

         FIFTH: The shares of each series have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

         SIXTH: After giving effect to the allocation, the aggregate par value of all Common Stock of the Corporation is Forty Million Dollars ($40,000,000) and the total amount of Common Stock, with a par value of one dollar ($1.00) per share, allocated to each class is as follows:

                                                     Total Number of
Name of Class                                       Shares Allocated

-------------                                        ----------------


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AFBA Five Star Balanced Fund                10,000,000
AFBA Five Star Equity Fund                  10,000,000
AFBA Five Star High Yield Fund              10,000,000
AFBA Five Star USA Global Fund              10,000,000

IN WITNESS WHEREOF, ABF FIVE STAR FUND INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on January ______________, 1997.

                            AFBA FIVE STAR FUND, INC.


                              By: _______________________________


Attest:


-------------------------------------

THE UNDERSIGNED, President of AFBA FIVE STAR FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


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